                                                                     Exhibit 4.2

                                RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT is made and entered into this 27th day of July, 1993, among GENERAL GROWTH PROPERTIES, INC., a Delaware limited partnership (the "REIT"), and the persons whose names are set forth under the caption "Limited Partners" on the signature pages hereto (collectively, the "Limited Partners").

                                   WITNESSETH

     WHEREAS, the REIT, as general partner, and the Limited Partners, as limited partners, have heretofore formed a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") pursuant to that certain Agreement of Limited Partnership dated April 6, 1993 (the "Original Partnership Agreement");

     WHEREAS, the common stock of the REIT, $.10 par value (the "Common Stock"), is publicly traded on the New York Stock Exchange;

     WHEREAS, pursuant to the Original Partnership Agreement, the REIT granted to the Limited Partners certain rights to convert a portion of their partnership interests in the Partnership into shares of Common Stock and to sell all or a portion of the remainder of their partnership interests to the REIT for cash or Common Stock, at the option of the REIT;

     WHEREAS, concurrently herewith, the parties hereto, being all of the current partners of the Partnership, are entering

     WHEREAS, the parties hereto desire to set forth herein the terms and conditions upon which the Limited Partners can convert and/or sell their partnership interests in the Partnership into Common Stock and/or cash in lieu of setting forth such provisions in the Partnership Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms and phrases shall have the meanings set forth below:

          "AFFILIATE" shall have the meaning set forth in the Partnership Agreement.

          "ANNUAL LIMITATION" shall have the meaning set forth in. Section 6 hereof.

          "BENEFICIALLY OWN" shall mean the ownership of shares of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

          "CHARTER" shall mean the Certificate of Incorporation of the REIT as filed with the Delaware Secretary of State, as the same may be amended from time to time.

          "COMMON STOCK" shall have the meaning set forth in the preliminary statement hereof.

          "COMPUTATION DATE" shall have the meaning set forth in Section 7 hereof.

          "CONVERSION COMPONENT EXERCISE NOTICE" shall have the meaning set forth in Section 3(a) hereof.

          "CONVERSION FACTOR" shall, subject to adjustment as provided in
     Section 15 hereof, mean 1.0.

          "CONVERSION RIGHTS" shall have the meaning set forth in Section 3(a) hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "CURRENT PER SHARE MARKET PRICE" shall have the meaning set forth in the Partnership Agreement.

          "ELECTION NOTICE" shall mean the written notice to be given by the REIT to the Exercising Partners in response to the receipt by the REIT of a Sale Component Exercise Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule B.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

          "EXERCISE NOTICE" shall mean a Conversion Component Exercise Notice or a Sale Component Exercise Notice.

          "EXERCISING PARTNERS" shall have the meaning set forth in Section 3 hereof.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          'LIENS" shall have the meaning set forth in the Partnership Agreement.

          "LIMITED PARTNERSHIP REPRESENTATIVES" shall have the meaning set forth in the Partnership Agreement.

          "MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS" shall mean Limited Partner(s) who hold in the aggregate more than fifty-percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners.

          "OFFERED UNITS" shall mean the Units of the Exercising Partners identified in a Conversion Component Exercise Notice or a Sale Component Exercise Notice which, pursuant to the exercise of Conversion Rights or Sale Rights, can be acquired by the REIT under the terms hereof.

          "OWNERSHIP LIMIT" shall have the meaning set forth in Section 5 hereof.

          "PERCENTAGE INTERESTS" shall have the meaning set forth in the Partnership Agreement.

          "PERSON" shall mean any natural person, corporation, partnership, trust or other entity.

          "PROPERTY PARTNERSHIPS" shall have the meaning set forth in the Partnership Agreement.

          "PURCHASE PRICE" shall have the meaning set forth in Section 7 hereof.

          "REIT SHARES" shall mean shares of the Common Stock.

          "RIGHTS" shall have the meaning set forth in Section 2 hereof.

          "SALE COMPONENT EXERCISE NOTICE" shall have the meaning set forth in
     Section 3(b) hereof.

          "SALE RIGHTS" shall have the meaning set forth in Section 3(b) hereof.

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor statute.

          "STOCK INCENTIVE PLAN" shall have the meaning set forth, in the Partnership Agreement.

          "TRANSACTION EXPENSES" shall have the meaning set forth in Section 9 hereof.

          "UNITS" shall mean, with respect to any Limited Partner, the units in the Partnership owned by such Limited Partner.

     2. GRANT OF RIGHTS. Upon the terms and subject to the conditions contained herein, the REIT hereby grants to the Limited Partners (and their successors and assigns) the right to convert all or a portion of their Units (including fractional Units) into REIT Shares and, once the Conversion Rights have, been exercised to the fullest extent permissible hereunder, to sell all or a portion of the remainder of their Units (including fractional Units) to the REIT (collectively the "Rights").

     3. DELIVERY OF EXERCISE NOTICES. Any one or more Limited Partners ("Exercising Partners") may, subject to the limitations set forth herein:

          (a) deliver to the REIT written notice (the "Conversion Component Exercise Notice") pursuant to which such Exercising Partners elect to exercise their Rights to convert (the "Conversion Rights"), subject to the limitations contained in Sections 4 and 5 hereof, all or any portion of their Units (including fractional units) into the number of REIT Shares equal to the product of (i) the number of Units as to which the Conversion Rights are being exercised and (ii) the Conversion Factor; and

          (b) deliver to the REIT written notice (the "Sale Component Exercise Notice") pursuant to which such Exercising Partners elect to exercise their Rights to sell (the "Sale Rights"), subject to the limitations contained in Sections 4 and 6 hereof, all or any portion of their Units (including fractional Units) to the REIT (or the REIT's designee).

     4. LIMITATIONS ON DELIVERY OF EXERCISE NOTICES. The ability of Limited Partners to exercise Rights shall be restricted as follows:

          (a) Only one (1) Exercise Notice may be delivered to the REIT during any calendar year; provided, however, such Exercise Notice may be delivered by or on behalf of one or more Exercising Partners;

          (b) Exercise Notices may only be delivered on or after April 1 of any calendar year; and.

          (c) The first Sale Component Exercise Notice may not be delivered to the REIT prior to April 16, 1996; provided, however, notwithstanding the foregoing, the Sale Rights may not be exercised prior to the time that Conversion Rights have been exercised to the fullest extent permissible under Section 5 below.

     5. LIMITATION ON EXERCISE OF CONVERSION RIGHTS. Conversion Rights may be exercised at any time and from time to time, subject to the limitations contained in Section 4 above, to the extent that, upon exercise of the Conversion Rights, the number of REIT Shares Beneficially Owned by Limited Partners and/or their Affiliates, in the aggregate, including REIT Shares to be issued in connection with the exercise of such Conversion Rights, shall not exceed twenty-five percent (25%) of the aggregate number of REIT Shares issued and outstanding (the "Ownership Limit"). For purposes of computing the Ownership Limit as of any date, the Limited Partners and their Affiliates shall be deemed to own all REIT Shares issuable to the Limited Partners and their Affiliates upon the exercise of stock options granted on or before such date under the Stock Incentive Plan. If a Conversion Component Exercise Notice is delivered to the REIT but, as a result of the Ownership Limit or as a result of restrictions contained in the Charter, the Conversion Rights cannot be exercised in full, the Conversion Component Exercise Notice shall be deemed to be modified such that the Conversion Rights shall be exercised only to the extent permitted under the Ownership Limit or under the Charter, with the remainder of such Conversion Rights being deemed to be Sale Rights with the corresponding portion of the Conversion Component Exercise Notice being deemed to be a Sale Component Exercise Notice (or being deemed to have been withdrawn to the extent a Sale Component Exercise Notice may not yet have been deliverable pursuant to Section 4(c) above).

     6. LIMITATION ON EXERCISE OF SALE RIGHTS. Sale Rights may be exercised at any time and from time to time, subject to the limitations contained in Section 4 hereof, and subject further to the limitation that, in any calendar year, Offered Units which may, in the aggregate, be the subject of a Sale Component Exercise Notice shall not exceed the number of Units equal to the quotient of
(a) the number of Units held by all Limited Partners immediately after Conversion Rights have been exercised to the fullest extent permissible under
Section 5 divided by (b) four (4) (the "Annual Limitation"). In the event Offered Units which are the subject of a Sale Component Exercise Notice would exceed the Annual Limitation, the Exercising Partners shall be deemed to have withdrawn their Sale Component Exercise Notice to the extent necessary such that the Annual Limitation is not exceeded.

     7. COMPUTATION OF PURCHASE PRICE/FORM OF PAYMENT. The purchase price ("Purchase Price") payable by the REIT to each Exercising Partner with respect to the exercise of Sale Rights shall be equal to the product of (a) the number of Offered Units, (b) the Conversion Factor and (c) the Current Per Share Market Price as of the date that the Exercise Notice was delivered to the REIT (the "Computation Date"). The Purchase Price shall, in the sole and absolute discretion of the REIT, be paid in the form of (a) cash or cashier's or certified check or by wire transfer of immediately available funds to the Exercising Partners' designated account(s), (b) by the issuance by the REIT of a number of REIT

Shares equal to the product of the (i) number of Offered Units and (ii) the Conversion Factor or (c) any combination of cash and REIT Shares (such REIT Shares to be valued at the Current Per Share Market Price).

     8. CLOSING; DELIVERY OF ELECTION NOTICE. The closing of the acquisition of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the REIT, on the following date(s):

          (a) With respect to the exercise of Conversion Rights, the closing shall occur on the date agreed to by the REIT and the Exercising Partners, which date shall in no event be later than the date which is the later of
     (i) ten (10) days after the date of the Conversion Component Exercise Notice and (ii) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the HSR Act; and

          (b) With respect to the exercise of Sale Rights, the REIT shall, within thirty (30) days after receipt by the REIT of any Sale Component Exercise Notice delivered in accordance with the requirements hereof, deliver to the Exercising Partners an Election Notice, which Election Notice shall set forth the computation of the Purchase Price and shall specify the form of the Purchase Price (which shall be in accordance with Section 7 hereof) to be paid by the REIT to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which date shall, to the extent required, in no event be more than (i) ten (10) days after delivery by the REIT of the Election Notice for Offered Units with respect to which the REIT has elected to pay the Purchase Price by issuance of shares of its Common Stock or (ii) sixty
     (60) days after the initial date of receipt by the REIT of the Sale Component Exercise Notice for Offered Units with respect to which the REIT has elected to pay the Purchase Price in cash; provided, however, that such sixty (60) day period may be extended for an additional period to the extent required for the REIT to cause additional REIT Shares to be issued to provide financing to be used to acquire the Offered Units. Notwithstanding the foregoing, the REIT agrees to use its best efforts to cause the closing of the acquisition of Offered Units hereunder to occur as quickly as possible.

     9. ADJUSTMENT TO PURCHASE PRICE. If, with respect to the exercise of Sale Rights, the REIT elects to pay all or any portion of the Purchase Price in cash and if as a result thereof the REIT elects to raise such cash through a public offering of its securities, borrowings or otherwise, the aggregate Purchase Price computed under Section 7 above for a given calendar year shall be reduced by an amount ("Transaction Expenses") equal to the expenses incurred by the REIT in connection with such raising of funds allocable to the amounts required to pay the Purchase Price hereunder; provided, however, notwithstanding the foregoing, the Purchase Price shall not be reduced hereunder by an amount exceeding 5% of the Purchase Price computed without regard to the adjustment for Transaction Expenses.

     10. CLOSING DELIVERIES. At the closing of the acquisition of Offered Units, payment of the Purchase Price or delivery of REIT Shares shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partners with respect to their due authority to sell all of the right, title and interest in and to such Offered Units to the REIT and with respect to the status of the Offered Units being sold, free and clear of all Liens, and (B) the REIT with respect to due authority for the purchase of such Offered Units, and (ii) to the extent that any REIT Shares are issued in connection therewith, (A) an opinion of counsel for the REIT, reasonably satisfactory to the Exercising Partners, to the effect that such REIT Shares have been duly authorized, are validly issued, fully-paid and non-assessable, and (B) a stock certificate or certificates evidencing the REIT Shares to be issued and registered in the name of the Exercising Partner or its designee.

     11. TERM OF RIGHTS. The rights of the parties hereunder commenced on April 16, 1993 and shall lapse for all purposes and in all respects on April 16, 2023; provided, however, that the parties hereto shall continue to be bound by an Exercise Notice delivered to the REIT prior to such date.

     12. ADDITIONAL COVENANTS OF THE REIT. To facilitate the REIT's ability to fully perform its obligations hereunder, the REIT covenants and agrees as follows:

          (a) At all times during the pendency of the Rights, the REIT shall reserve for issuance such number of REIT Shares as may be necessary to enable the REIT to issue REIT Shares upon the exercise of the Conversion Rights in regard to all Units of the Limited Partners which are from time to time outstanding.

          (b) As long as the REIT shall be obligated to file periodic reports under the Exchange Act, the REIT will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

          (c) During the pendency of the Rights, the Limited Partner Representatives shall receive in a timely manner all reports filed by the REIT with the SEC and all other communications transmitted from time to time by the REIT to its stockholders generally.

          (d) The REIT shall not issue or sell any REIT Shares or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such REIT Shares or other equity security, as determined in each case by the Board of Directors of the REIT, in consultation with the REIT's professional advisors.

          (e) Notwithstanding the REIT's determination as to the form in which the Purchase Price shall be payable, the REIT shall be required to pay the Purchase Price, or, in lieu of issuing REIT Shares upon the exercise of Conversion Rights, pay an amount equal to the product of (i) the number of REIT Shares to be issued and (ii) the Current Per Share Market Price as of the Computation Date, by cashier's check or wire transfer of immediately available funds to the extent that issuance of REIT Shares would disqualify the REIT from being characterized as a REIT.

     13. ADDITIONAL COVENANTS OF LIMITED PARTNERS. Each Limited Partner covenants and agrees with the REIT that all Offered Units tendered to the REIT in accordance with the exercise of Rights herein provided shall be delivered to the REIT free and clear of all Liens and should any Liens exist or arise with respect to such Offered Units, the REIT shall be under no obligation to acquire the same unless, in connection, with such acquisition, the REIT has elected to pay such portion of the Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the REIT is expressly authorized to apply such portion of the Purchase Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the

REIT (or its designee), such Limited Partner shall assume and pay such transfer tax.

     14. ARBITRATION. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between any of the parties hereto arising out of or in connection with this Agreement shall be resolved by binding arbitration in New York, New York, in accordance with the procedures set forth in Article XII of the Partnership Agreement and, to the extent not inconsistent herewith and therewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association. Any decision rendered by the arbitration panel pursuant to this Section 14 shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in this Section 14, and the parties hereto stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.

     15. ADJUSTMENT TO CONVERSION FACTOR. The Conversion Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

          (a) In case the REIT shall pay or make a dividend or other distribution on any class of shares of beneficial interest of the General Partner in REIT Shares, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying the Conversion Factor by a fraction (i) the denominator of which shall be the number of REIT Shares outstanding at the close of business on the date fixed for such determination and (ii) the numerator of which shall be the sum of such number of REIT Shares specified in clause (i) plus the total number of REIT Shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

          (b) In case outstanding REIT Shares shall be subdivided into a greater number of REIT Shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall, be proportionately increased, and, conversely, in case outstanding REIT Shares shall be combined into a smaller number of REIT Shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In the event that the REIT issues or distributes evidences of indebtedness, equity securities or other property to existing equity holders or others or any rights, options or warrants to acquire such evidences of indebtedness or equity securities (other than an issuance or distribution described in subsection (a) of this Section 15, an issuance of indebtedness or equity securities all of the proceeds of which are, or are deemed to be, contributed or loaned to the Partnership (other than a pro rata portion thereof contributed to the Property Partnerships in respect of the REIT's interest therein), an issuance of REIT Shares pursuant to the Stock Incentive Plan or a distribution paid entirely in cash), the Conversion Factor shall be adjusted and/or the securities to which the Limited Partners are entitled hereunder shall be adjusted, to the extent necessary, to avoid any dilution or material adverse change in the rights of the Limited Partners under this Agreeement.

     16. CONSOLIDATION, MERGER OR SALE OF ASSETS. The REIT shall not effect any merger, consolidation, reorganization, share exchange, recapitalization or the like unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of the Limited Partners under this Agreement.

     17. NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 17, the addresses of the parties hereto shall be as set forth in the Partnership Agreement. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

     18. ASSIGNMENT. No party hereto may assign this Agreement or its rights hereunder; provided, however, that the rights of any Limited Partner hereunder shall automatically devolve upon any Person to the extent that such Person succeeds to the rights of such Limited Partner to Units in accordance with the Partnership Agreement.

     19. SUCCESSORS. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all parties hereto, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

     20. EFFECT AND INTERPRETATION. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware.

     21. COUNTERPARTS. This Agreement may be executed in counter parts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     22. ENTIRE UNDERSTANDING; ETC. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings and/or written or oral agreements among them with respect thereto, including, but not limited to, the Original Partnership Agreement.

     23. AMENDMENTS. This Agreement may not be amended, and no provision benefiting the REIT may be waived, except by a written instrument signed by the REIT (and approved on behalf of the REIT by at least a majority of its directors who are not Affiliates of any of the Limited Partners) and a Majority-In-Interest of the Limited Partners.

     24. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

     25. TRUST PROVISION. This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

     26. PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".

     27. FURTHER ASSURANCES. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REIT:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation


By: /s/ Martin Bucksbaum
    ---------------------------------
Its:
     --------------------------------


LIMITED PARTNERS:

APPLETON TRUST

By: GENERAL TRUST COMPANY,
    Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


FALLBROOK TRUST

By: GENERAL TRUST COMPANY,
    Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MARTIN INVESTMENT TRUST A

By: GENERAL TRUST COMPANY,
    Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES

MARTIN INVESTMENT TRUST B

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MARTIN INVESTMENT TRUST C

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MARTIN INVESTMENT TRUST D

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


By: MARTIN INVESTMENT TRUST E

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MARTIN INVESTMENT TRUST F

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MATTHEW INVESTMENT TRUST A

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES

MATTHEW INVESTMENT TRUST B

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MATTHEW INVESTMENT TRUST C

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MATTHEW INVESTMENT TRUST D

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MATTHEW INVESTMENT TRUST E

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MATTHEW INVESTMENT TRUST F

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MBA TRUST

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES

MBB TRUST

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MBC TRUST

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


FALLBROOK INVESTORS, a California
general partnership

By: MATTHEW FAMILY TRUST A, a partner

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


M.B. CAPITAL PARTNERS, a South
Dakota general partnership

By: MBA TRUST, a partner

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES


MB CAPITAL PARTNERS, II, a South
Dakota general partnership

By: MBA TRUST, a partner

By: GENERAL TRUST COMPANY, Trustee


By: /s/ General Trust Company
    ---------------------------------
Its: VICE PRES

STANLEY RICHARDS REVOCABLE TRUST


By: /s/ Stanley Richards
    ---------------------------------
    Stanley Richards, Trustee

                                   SCHEDULE A

                                 EXERCISE NOTICE

To: General Growth Properties, Inc.

     Reference is made to that certain Rights Agreement dated __________, 1993 (the "Rights Agreement"), pursuant to which General Growth Properties, Inc., a Delaware corporation (the "REIT"), granted certain rights to the undersigned to convert or sell to the REIT all or a portion of their partnership units (the "Units") of GGP Limited Partnership (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement. Pursuant to Sections 2 and 3 of the Rights Agreement, each of the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Conversion Rights and/or Sale Rights as to the number of Units set forth below:

Dated:
       --------------------

                     Type of Rights Being
                           Exercised
                      (Conversion Rights
Exercising Partner      or Sale Rights)     Number of Units
------------------   --------------------   ---------------


Exercising Partners:

_____________________________________

_____________________________________

                                   SCHEDULE B

                                 ELECTION NOTICE

To: Exercising Partners

     Reference is made to that certain Rights Agreement dated _________, 1993 (the "Rights Agreement"), pursuant to which the undersigned granted certain rights to the other parties thereto, including the Exercising Partners, to convert and/or sell their partnership units (the "Units") in GGP Limited Partnership (the "Partnership"). All capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement. Pursuant to subsection (b) of Section 8 of the Rights Agreement, the undersigned hereby notifies the Exercising Partners that (a) the Purchase Price for the Offered Units as to which the Sale Rights are being or are deemed to be exercised is $_________________, the computation of which is set forth on an attachment hereto; (b) $__________________ of the Purchase Price is payable in cash and the balance thereof is payable by issuance of _________________________________ shares of Common Stock; and (c) the closing of the purchase and sale of the Offered Units as to which the Sale Rights are being or are deemed to be exercised shall take place at the offices of__________________________ at ______________ a.m., local time, on ______________________.

Dated:
       --------------------

                                        GENERAL GROWTH PROPERTIES, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------